Exhibit 5.1

By Email Recon Technology, Ltd Room 1902, Building C King Long International Mansion No. 9 Fulin Road Beijing 100107 People’s Republic of China 12 November 2019	Campbells Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands
D +852 3708 3016 T +1 345 949 2648 F +1 345 949 8613 E rlaws@campbellslegal.com campbellslegal.com _________
Our Ref: 11963-27899 Your Ref:

Dear Sirs,

Recon Technology, Ltd

We are Cayman Islands counsel for Recon Technology, Ltd, a Cayman Islands corporation (the “Company”), in connection with the registration and offerings of any combination of debt securities, ordinary shares, warrants, rights, share purchase contracts, share purchase units or units as, shall have aggregate initial offering price not to exceed $50,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act, through a Registration Statement on Form F-3 (“Registration Statement”) as to which this opinion is a part, to be filed with the United States Securities and Exchange Commission (the “Commission”).

In connection with rendering our opinion as set forth below, we have reviewed and examined the following:

1	A copy of the Company’s certificate of incorporation issued by the Registrar of Companies on 21 August 2007.

2	Copy of the Memorandum of Association and Articles of Association of the Company as adopted by the Company by a special resolution of the shareholders on the 29 January, 2015 (the “Shareholders Resolution”) and as filed with the Registrar of Companies on 23 February 2015 certified as true by Yin Shenping pursuant to the Directors Certificate.

3	A copy of the written resolutions of the Board of Directors of the Company dated 3 November 2019.

4	A copy of the Shareholders Resolution dated the 29 January, 2015.

5	An electronic copy of the Registration Statement as provided and to be filed with the Commission on or about the date of this opinion.

6	A copy of the Register of Directors of the Company, certified as true by Yin Shenping pursuant to the Director’s Certificate.

7	Copy of a Certificate of a Director of the Company dated 6 November 2019 (the “Director’s Certificate”).

8	A copy of the Certificate of Good Standing of the Company issued by the Registrar of Companies dated 7 November 2019.

The Registration Statement and the exhibits to the Registration Statement are referred to below as the “Documents.”

The following opinion is given only as to matters of Cayman Islands law and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than the Cayman Islands. We have assumed that there is nothing under any law (other than the laws of the Cayman Islands) which would affect or vary the following opinion. Specifically, we have made no independent investigation of the laws of the United States of America and we offer no opinion in relation thereto. We offer no opinion in relation to any representation or warranty given by any party to the Documents save as specifically hereinafter set forth. This opinion is strictly limited to the matters stated in it, does not apply by implication to other matters, and only relates to (1) those circumstances or facts specifically stated herein and (2) the laws of the Cayman Islands, as they respectively exist at the date hereof.

In giving this opinion we have assumed, without independent verification:

(a)	the genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, the conformity of all copy documents or the forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete;

(b)	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such copy minutes or resolutions were duly passed and are in full force and effect and that all factual statements made in such resolutions, the Director’s Certificate and any other certificates and documents on which we have relied are true and correct (and continue to be true and correct);

(c)	that the statutory registers of directors and officers, members, mortgages and charges and the minute book of the Company are true, complete, accurate and up to date;

(d)	the accuracy of all representations, warranties and covenants as to factual matters made by the parties to the Documents; and

(e)	that there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

Based upon the foregoing and in reliance thereon, it is our opinion that:

(i)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

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(ii)	the ordinary shares as described in the Registration Statement will, upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement and registration in the register of members (shareholders) of the Company be validly issued, fully paid and non-assessable; and

(iii)	the ordinary shares, the debt securities, the share purchase contracts and share purchase units, the warrants, the rights and the units of the Company all as described in the Registration Statement will, upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms of their issue.

The foregoing opinion is subject to the following reservations and qualifications:

1	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

2	In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3	We neither express nor imply any opinion as to any representation or warranty given by the Company in the Documents as to its capability (financial or otherwise) to undertake the obligations assumed by it under the Documents.

4	To maintain the Company in good standing under the laws of the Cayman Islands annual fees must be paid and annual returns made to the Registrar of Companies. The annual fees are payable by the Company and will not affect the non-assessable nature of the ordinary shares.

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We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Campbells

Campbells

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